                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                February 10, 2002
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                           TOYMAX INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-23215                                  11-3391335
---------------------------------------   --------------------------------------
       (Commission File Number)             (IRS Employer Identification No.)

                              125 E. BETHPAGE ROAD
                            PLAINVIEW, NEW YORK 11803
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices, Zip Code)

                                 (516) 391-9898
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

      On February 10, 2002, Toymax International, Inc. (the "Company") and four of its principal stockholders entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with JAKKS Pacific Inc., a Delaware corporation ("JAKKS"). On February 10, 2002, concurrently with the execution of the Stock Purchase Agreement, the Company entered into an Agreement of Merger (the "Merger Agreement") with JAKKS and JP/TII Acquisition Corp., a wholly-owned subsidiary of JAKKS (the "Merger Subsidiary"). Pursuant to the Stock Purchase Agreement and the Merger Agreement, in a two stage transaction, JAKKS will acquire a majority of the shares of outstanding common stock of the Company, the Merger Subsidiary will merge with and into the Company and the Company will become a wholly-owned subsidiary of JAKKS.

      Pursuant to the Stock Purchase Agreement, in the first stage of the transaction, JAKKS will purchase approximately 8.1 million shares of common stock of the Company, representing approximately 66.3% of the outstanding shares of common stock of the Company (the "Stock Purchase"), from Best Phase Limited, Hargo Barbados Limited, Steven A. Lebensfeld and Harvey Goldberg (the "Principal Stockholders"), for an aggregate purchase price of approximately $36,450,000. The purchase price per share of common stock of the Company is $4.50, consisting of $3.00 in cash and .0798 share of JAKKS common stock (based on a base value of $18.797 per share). The purchase price is subject to certain adjustments if the value of JAKKS common stock (as determined in accordance with the Stock Purchase Agreement) varies by more than 10% from the base value and, in certain cases, all or part of the portion of the purchase price that would be payable in shares of JAKKS common stock may be payable in cash. After the closing of the Stock Purchase, five of the Company's seven directors will resign and the remaining two directors will increase the number of directors constituting the entire board to eight and elect the then-existing members of JAKKS' board of directors (or their designees) to serve as the remaining six members of the Company's board of directors.

      After the closing of the Stock Purchase, all options and warrants to purchase common stock of the Company (other than those held by the Principal Stockholders and certain of their affiliates) outstanding on the date of closing of the Stock Purchase ("Toymax Options") will become fully exercisable upon the earliest of (the "Acceleration Date"): (i) the date of termination of the Stock Purchase Agreement (if the Merger is abandoned after the closing of the Stock Purchase), (ii) the effective date of the Merger, or
(iii) September 30, 2002; PROVIDED, HOWEVER, that upon the effective date of the Merger the Toymax Options will be exchanged for options or warrants to purchase JAKKS common stock ("New Options") or cash in accordance with the Merger Agreement. In the event that the Acceleration Date is the date of termination of the Stock Purchase Agreement or September 30, 2002, Toymax Options will remain exercisable during the six month period following the Acceleration Date and then be terminated at the end of such six month period. In the event that the Acceleration Date is the effective date of the Merger, the Toymax Options will be terminated and the New Options will remain exercisable during the six month period following the Acceleration Date and then be terminated at the end of such six month period.

      Consummation of the Stock Purchase is subject to certain conditions to closing, including without limitation the expiration or termination of the waiting period under the Hart-Scott-

Rodino Antitrust Improvements Act of 1976, as amended; the fairness opinion rendered by Morgan Lewis Gethens & Ahn, Inc. shall not have been withdrawn, rescinded or adversely updated or modified; and the entry into employment arrangements with certain officers of the Company and manufacturing arrangements with an affiliate of the Company. The foregoing description of the Stock Purchase Agreement and the Stock Purchase is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is included as
Exhibit 2.1 to this report and is incorporated herein by reference.

      Pursuant to the Merger Agreement, in the second stage of the transaction, the Merger Subsidiary will merge with and into the Company, the Company will become a wholly-owned subsidiary of JAKKS (the "Merger") and JAKKS will pay merger consideration to the Company's remaining stockholders (other than JAKKS or its affiliates) in an aggregate amount of approximately $18,516,000, consisting of $4.50 per share of Company common stock payable in the same manner and subject to the same adjustment provisions that apply to the shares purchased pursuant to the Stock Purchase. As discussed above, JAKKS also agreed to exchange all of the Toymax Options outstanding as of the effective date of the Merger for New Options or, under certain limited circumstances, to redeem the Toymax Options for cash, in whole or in part. At the effective time of the Merger, the number of directors constituting the board of directors of the Company will be two, and the two incumbent directors of the Merger Subsidiary will become the directors of the Company. In addition, all of the incumbent officers of the Company will resign or be removed and all of the incumbent officers of the Merger Subsidiary will become officers of the Company.

      Consummation of the Merger is subject to certain conditions to closing, including without limitation the consummation of the Stock Purchase Agreement, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the fairness opinion rendered by Morgan Lewis Gethens & Ahn, Inc. shall not have been withdrawn, rescinded or adversely updated or modified; and approval of the Company's stockholders. The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as
Exhibit 2.2 to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS. The following documents are being filed by the Company as exhibits to this report.


EXHIBITS

   2.1 Stock Purchase Agreement, dated as of February 10, 2002, by and among JAKKS, the Company and the Principal Stockholders.

   2.2 Agreement of Merger, dated as of February 10, 2002, by and among JAKKS, the Merger Subsidiary and the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TOYMAX INTERNATIONAL, INC.
                               -----------------------------------------
                                           (Registrant)



                               By: /s/ Michael Sabatino
                                   -------------------------------------
                                   Michael Sabatino
                                   Chief Financial Officer



Dated:  February 22, 2002

                                  EXHIBIT INDEX

Exhibit No.  Document
-----------  --------
    2.1 Stock Purchase Agreement dated as of February 10, 2002 by and among JAKKS, the Company and the Principal Stockholders.

    2.2 Agreement of Merger, dated as of February 10, 2002, by and among JAKKS, the Merger Subsidiary and the Company.